Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information for Scudder New Europe Fund, included in Post-Effective Amendment No. 8 to the Registration Statement (Form N-1A, No. 33-32430). We also consent to the incorporation by reference into the Statement of Additional Information for Scudder New Europe Fund of our report dated December 14, 2001 with respect to the financial statements and financial highlights of Scudder New Europe Fund included in the October 31, 2001 annual report.


                                                    /s/ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP

Boston, Massachusetts
August 15, 2002